As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TELECOMMUNICATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-1526369
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

275 West Street
Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)
TELECOMMUNICATION SYSTEMS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
TELECOMMUNICATION SYSTEMS, INC.
SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of plans)

(Name, address and telephone number of agent for service)	(Copy to:)
Maurice B. Tosé	Wm. David Chalk, Esq.
Chief Executive Officer, President and	DLA Piper LLP (US)
Chairman of the Board	6225 Smith Avenue
TeleCommunication Systems, Inc.	Baltimore, Maryland 21209-3600
275 West Street	(410) 580-4120
Annapolis, Maryland 21401
(410) 263-7616
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one:)

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit (4)	Offering Price (4)	Fee (4)
Class A Common Stock, par value $0.01 per share
Stock Incentive Plan	10,500,000(1)	$5.42	$56,910,000	$4,058
Employee Stock Purchase Plan	1,000,000(2)	$5.42	$5,420,000	$387
TOTAL	11,500,000(3)	$5.42	$62,330,000	$4,445

(1)	An aggregate of 36,404,110 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) have been authorized for issuance under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), 5,000,000 of which were previously registered on Form S-8 (File No. 333-118610); 4,000,000 of which were previously registered on Form S-8 (File No. 333-107466); 3,000,000 of which were previously registered on Form S-8 (File No. 333-66676); 5,591,004 of which were previously registered on Form S-8 (File No. 333-48026); 5,000,000 of which were previously registered on Form S-8 (File No. 333-144742); and 10,500,000 of which are registered on this Form S-8. The remaining 3,313,106 shares were issued pursuant to option grants occurring prior to the initial public offering of TeleCommunication Systems, Inc. (the “Registrant”).

(2)	An aggregate of 2,384,932 shares of Class A Common Stock have been authorized for issuance under the Second Amended and Restated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), 684,932 of which were previously registered on Form S-8 (File No. 333-48026); 700,000 of which were previously registered on Form S-8 (File No. 333-136072); and 1,000,000 of which are registered on this Form S-8.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers (i) an indeterminate number of shares of Class A Common Stock that may be offered or issued pursuant to the Stock Incentive Plan and the Employee Stock Purchase Plan by reason of stock splits, stock dividends or similar transactions and (ii) an indeterminate number of plan participation interests to be offered or issued pursuant to the Employee Stock Purchase Plan.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share for shares to be offered under the Stock Incentive Plan and the Employee Stock Purchase Plan is based on the average of the high and low prices of TeleCommunication Systems, Inc. Class A Common Stock reported on the Nasdaq Stock Market on October 29, 2010 (i.e., $5.42). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only. Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE
     In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by TeleCommunication Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-118610, 333-107466, 333-66676, 333-48026, 333-144742, and 333-136072), with respect to securities offered pursuant to the Stock Incentive Plan and the Employee Stock Purchase Plan are hereby incorporated by reference.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation. (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.2	Second Amended and Restated Bylaws. (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of DLA Piper LLP (US). (Filed herewith)

23.1	Consent of Counsel. (Contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP. (Filed herewith)

23.3	Consent of Reznick Group, P.C. (Filed herewith)

24.1	Power of Attorney. (Filed herewith)

99.1	TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Incorporated by reference to Appendix A to the Registrant’s definitive proxy statement for its 2010 Annual Meeting of stockholders as filed with the SEC on April 30, 2010 (No. 000-30821)

99.2	TeleCommunication Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan. (Incorporated by reference to Appendix B to the Registrant’s definitive proxy statement for its 2010 Annual Meeting of stockholders as filed with the SEC on April 30, 2010 (No. 000-30821)

99.3	Form of Incentive Stock Option Grant Agreement under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Filed herewith)

99.4	Form of Nonstatutory Stock Option Grant Agreement under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Filed herewith)

99.5	Form of Restricted Stock Grant Agreement under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, TeleCommunication Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on this 5th day of November, 2010.

TELECOMMUNICATION SYSTEMS, INC.
By:	/s/ Maurice B. Tosé
Maurice B. Tosé
Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on this 5th day of November, 2010.

TELECOMMUNICATION SYSTEMS, INC. SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
By:	/s/ James M. Bethmann
James M. Bethmann
Chairman of the Compensation Committee

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maurice B. Tosé	Chief Executive Officer, President and	November 5, 2010

Maurice B. Tosé	Chairman of the Board (Principal Executive Officer)

/s/ Thomas M. Brandt, Jr.	Chief Financial Officer and Senior Vice President	November 5, 2010

Thomas M. Brandt, Jr.	(Principal Financial and Accounting Officer)
     A majority of the Board of Directors: (James M. Bethmann, Clyde A. Heintzelman, Jan C. Huly, Richard A. Kozak, Weldon H. Latham, Richard A. Young, Maurice B. Tosé, A. Reza Jafari, and Thomas M. Brandt, Jr.)

Date: November 5, 2010	By:	/s/ Thomas M. Brandt, Jr.
Thomas M. Brandt, Jr., Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation. (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.2	Second Amended and Restated Bylaws. (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of DLA Piper LLP (US). (Filed herewith)

23.1	Consent of Counsel. (Contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP. (Filed herewith)

23.3	Consent of Reznick Group, P.C. (Filed herewith)

24.1	Power of Attorney. (Filed herewith)

99.1	TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Incorporated by reference to Appendix A to the Registrant’s definitive proxy statement for its 2010 Annual Meeting of stockholders as filed with the SEC on April 30, 2010 (No. 000-30821)

99.2	TeleCommunication Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan. (Incorporated by reference to Appendix B to the Registrant’s definitive proxy statement for its 2010 Annual Meeting of stockholders as filed with the SEC on April 30, 2010 (No. 000-30821)

99.3	Form of Incentive Stock Option Grant Agreement under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Filed herewith)

99.4	Form of Nonstatutory Stock Option Grant Agreement under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Filed herewith)

99.5	Form of Restricted Stock Grant Agreement under the TeleCommunication Systems, Inc. Amended and Restated Stock Incentive Plan. (Filed herewith)